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                                                                      EXHIBIT 23

             CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-106155) pertaining to the Cohesant Technologies Inc. 1994 Employee Stock Option Plan, and (Form S-8 No. 333-67127) pertaining to the Cohesant Technologies Inc. Employee 401(k) Profit Sharing Plan of our report dated December 16, 2004, with respect to the consolidated financial statements of Cohesant Technologies Inc. included in the Annual Report (Form 10-KSB) for the year ended November 30, 2004.

                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
February 1, 2005